                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION
                                      OF
                               BSB BANCORP, INC.


          ARTICLE 1.  NAME.  The name of the Corporation is BSB Bancorp, Inc.

          ARTICLE 2. REGISTERED OFFICE; REGISTERED AGENT. The address of the Corporation's registered office is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of the Corporation's initial registered agent is The Corporation Trust Company, which is authorized to transact business in the State of Delaware and whose business address is the same as the registered office of the Corporation.

          ARTICLE 3. PERPETUAL EXISTENCE. The period of duration of the Corporation shall be perpetual.

          ARTICLE 4. PURPOSES. The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware ("Act"). The Corporation shall have all the powers of a corporation organized under the Act.

          ARTICLE 5. AUTHORIZED STOCK. The total number of shares of all classes of stock which the Company shall have the authority to issue is 12,500,000, consisting of 2,500,000 shares of preferred stock, par value $0.01 per share (hereinafter the "Preferred Stock"), and 10,000,000 shares of common stock, par value $0.01 per share (hereinafter the "Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of shareholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital surplus. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.

          A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

          5.1 PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (1) The distinctive designation of such series, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

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

          (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

          (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and terms and conditions of such conversion or exchange;

          (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

          (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

          (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series;

          (7) The price or other consideration for which the shares of such series shall be issued; and

          (8) The voting powers, if any, of the holders of such series of Preferred Stock.

     5.2 COMMON STOCK. Except as otherwise required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Section 5.1 hereof, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held in his or her name on the books of the Corporation. Holders of Common Stock shall not be entitled to cumulate their votes on any matter, including, but not limited to, an election of directors. Subject to any rights and preferences of the Preferred Stock, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata the remaining assets of the Corporation after the holders of Preferred Stock have been paid in full any sums to which they may be entitled.

     ARTICLE 6. NO PREEMPTIVE RIGHTS. No holder of any shares of capital stock of the Corporation of any kind, class or series shall have, as a matter of right, any preemptive or preferential right to subscribe for, purchase or receive any shares of the capital stock of the Corporation of any kind, class or series or any other securities or obligations of the Corporation, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

     ARTICLE 7.  BOARD OF DIRECTORS.

     7.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed pursuant to the provisions of Article 5.1 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors of the Corporation that shall constitute the Board of Directors shall be 14, unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least a majority of the Board of Directors.

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

     The names and terms of the persons who are to serve as the initial directors of the Corporation, until the annual meeting of shareholders of the Corporation at which such persons' class shall expire pursuant to Article 7.2(a) hereof, or until their successors be elected and qualified, are as follows:

                   Name                Term
                   ----                ----

               Ferris G. Akel          1989
               John J. Consey          1989
               William C. Craine       1989
               Herbert R. Levine       1989
               William H. Rincker      1989
               Robert W. Allen         1990
               Thomas F. Kelly         1990
               Floyd H. Lawson, Jr.    1990
               William L. Roberts      1990
               James A. Ackerman       1991
               Charles G. Brink        1991
               Vincent J. Earley       1991
               Helen A. Gamble         1991
               John V. Smith           1991

     The business address of such directors shall be the same as the
Corporation: the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     Any action required or which may be taken at a meeting of the Board of Directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

     7.2 (a) The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits, with the term of office one class expiring each year, the terms each being for three years.

     (b) Except as otherwise fixed pursuant to the provisions of Article 5.1 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancies in the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors, acting by vote of a majority of the directors then in office, although less than a quorum. Any director so chosen to fill a vacancy shall serve for the unexpired term of his or her predecessor in office. Any director appointed to the Board of Directors by reason of an increase in the number of directors shall serve until the term of the class to which he or she was appointed shall expire. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by the terms of such Preferred Stock. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

     (c) Nominations of candidates for election as directors at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 7.2(c) shall be eligible for election as directors at an annual meeting. The election shall be either by written ballot or voice vote, at the discretion of the presiding officer of the meeting.

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Ballots, bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 7.2(c), shall be provided for use at the annual meeting.

     Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 7.2(c). To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than twenty (20) days prior to the date of the scheduled annual meeting; provided, however, that if less than thirty (30) days' notice of the date of the scheduled annual meeting is given, notice by the shareholder must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date on which the scheduled annual meeting was mailed, provided further that the notice by the shareholder must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director and as to the shareholder giving the notice: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are Beneficially Owned by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, but not limited to, information required to be disclosed by Items 5(b) and 7 of Schedule 14A and information which would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

     The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 7.2(c). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 7.2(c) in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine, provided that the period of time for curing the deficiency shall not extend beyond the time for giving such shareholder's notice as set forth in the preceding paragraph. If the deficiency is not cured within such period, or if the Board of Directors of such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this
Section 7.2(c) in any material respect, then the Board of Directors may reject such shareholder's nomination. The Secretary of the Corporation shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section 7.2(c). Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 7.2(c). If the presiding officer determines that a nomination was made in accordance with the terms of this
Section 7.2(c), he or she shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 7.2(c), he or she shall so declare at the annual meeting and the defective nomination shall be disregarded.

     Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the

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

Corporation, the provisions of this Section 7.2(c) shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

     7.3 Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, at a meeting of shareholders called expressly for the purpose, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director whose removal will be considered at the meeting. Cause for removal shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal.

     7.4 In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation and its subsidiaries, the depositors and borrowers of any banking subsidiary, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors.

     ARTICLE 8. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of shareholders shall be called only upon the affirmative vote of a majority of the Board of Directors and may not be called by shareholders of the Corporation.

     ARTICLE 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the shareholders at a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the shareholders and filed with the Secretary of the Corporation as part of the corporate records.

     ARTICLE 10. SHAREHOLDER PROPOSALS. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of, (a) the Board of Directors or (b) any shareholder of the Corporation who complies with all the requirements set forth in this Article 10.

     Proposals, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article 10. To be timely, a shareholder notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than twenty (20) days prior to any annual meeting of shareholders; provided, that if fewer than thirty (30) days' notice of the meeting is given to shareholders, such written notice shall be received by the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders, provided further that the written notice must be received by the Corporation no later than the close of business on the fifth day preceding the date of the meeting. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are Beneficially Owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

     The Board of Directors may reject any shareholder proposal not timely made in accordance with the terms of this Article 10. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the information requirements of this
Article 10 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of

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

Directors or such committee shall reasonably determine, provided that the period of time for curing the deficiency shall not extend beyond the time for giving such shareholder's notice as set forth in the preceding paragraph. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Article 10 in any material respect, then the Board of Directors may reject such shareholder's proposal. The Secretary of the Corporation shall notify a shareholder in writing whether his or her proposal has been made in accordance with the time and informational requirements of this Article 10. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any shareholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this
Article 10. If the presiding officer determines that a shareholder proposal was made in accordance with the terms of this Article 10, he or she shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a shareholder proposal was not made in accordance with terms of this Article 10, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

     ARTICLE 11.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

     11.1 INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law.

     11.2 ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation, in defending a civil or criminal action, suit or proceeding described in Article 11.1, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     11.3  OTHER RIGHTS AND REMEDIES.  The indemnification provided by this
Article 11 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Certificate, any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person, provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his or her act or omissions (i) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in the receipt of an improper personal benefit.

     11.4 LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty, provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of Delaware (or any successor to such section) for any unlawful dividend, stock purchase or stock payment, or (4) for any transaction from which the director derived an improper personal benefit. No amendment to, or repeal of, this
Article 11 shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for, or with respect to, any acts or omissions of such director occurring prior to such amendment.

     11.5 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Certificate.

     11.6 MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article 11 shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article 11 shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

     ARTICLE 12. LIMITATION OF ACQUISITION OF CONTROL. For a period of three years from the effective date of Binghamton Savings Bank's conversion to the stock form of ownership, no Person shall directly or indirectly acquire beneficial ownership of more than 10% of any class of an equity security of the Corporation. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering.

     For purposes of this Article 12, the following definitions apply:

     (1) The term "Person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an incorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

     (2) The term "acquire" includes every type of acquisition, whether affected by purchase, exchange, operation of law or otherwise.

     ARTICLE 13. PROHIBITION OF CUMULATIVE VOTING. Shareholders shall not be permitted to cumulate their votes for the election of directors.

     ARTICLE 14. CERTAIN BUSINESS COMBINATIONS. A. Vote Required for Certain Business Combinations. In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Certificate of Incorporation and except as otherwise expressly provided in Subsection B of this Article 14, a Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall require the affirmative vote of the holders of a majority (or such greater proportion as may be required under applicable law) of the Voting Stock (as hereinafter defined), voting together as a single class, including an Independent Majority of Shareholders (as hereinafter defined).

     B.  Conditions Requiring Such Vote.  The provisions of Subsection A of this
Article 14 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, regulation and any other provision of this Certificate of Incorporation of the Corporation, if all of the conditions specified in any one of the following paragraphs (i), (ii) or (iii) are met:

          (i) Approval by directors. The Business Combination has been approved by a vote of majority by the Whole Board of Directors (as hereinafter defined) of the Corporation at any time at which the Person involved who theretofore was or thereafter became a Related Person was not such a Related Person or by a majority of the Whole Board of Directors, including a majority of the Continuing Directors (as hereinafter defined), after any time at which the Person involved became a Related Person; or

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

          (ii) Combination with Subsidiary. The Business Combination is solely between the Corporation and a Subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in Subsection (C)(ii)(e) of this Article 14; or

          (iii) Price and procedural conditions. All of the following conditions shall have been met:

               (a) The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash to be received per share of Common Stock in such Business Combination by holders thereof shall be at least equal to the highest of the following: (1) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends), paid by the Related Person for any shares of common stock acquired by it, including those shares acquired by the Related Person before the date on which the Related Person became a Related Person (such date being market value of the common stock of the Corporation (as determined by the Continuing Directors) on the date the Business Combination is first proposed (the "Announcement Date").

               (b) The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash to be received per share of any class or series of preferred stock in such Business Combination by holders thereof shall be at least equal to the highest of the following: (1) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends), paid by the Related Person for any shares of such class or series of preferred stock acquired by it, including those shares acquired by the Related Person before the Determination Date; (2) the fair market value of such class or series of preferred stock of the Corporation (as determined by the Continuing Directors) on the Announcement Date; and (3) the highest preferential amount per share of such class or series of preferred stock to which the holders thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event).

               (c) The consideration to be received by holders of a particular class or series of outstanding common or preferred stock shall be in cash in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

               (d) No Extraordinary Event (as hereinafter defined) occurs after the Related Person has become a Related Person and prior to the consummation of the Business Combination.

               (e) A proxy or information statement describing the proposed Business Combination and complying with the disclosure requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions) and shall contain at the front thereof in a prominent place a recommendation, if any, of the Continuing Directors, of the advisability or inadvisability of the Business Combination and of any investment banking firm selected by a majority of the Continuing Directors, as to the fairness of the Business Combination from the point of view of the shareholders of the Corporation other than the Related Person.

     C.   Certain Definitions.  For purposes of this Article 14:

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

          (i) A "person" shall mean any individual, corporation, partnership, bank, association, joint stock company, trust, unincorporated organization or similar company, or a group of "persons" acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 31, 1986.

          (ii) "Business Combination" shall mean any of the following transactions, when entered into by the Corporation or a Subsidiary of the Corporation with, or upon a proposal by, a Related Person:

               (a) the merger or consolidation of the Corporation or any Subsidiary of the Corporation; or

               (b) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any Subsidiary of the Corporation having an aggregate fair market value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year prior to the time the determination is being made; or

               (c) the issuance or transfer by the Corporation or any Subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or any Subsidiary in exchange for cash or property (including stock or other securities) having an aggregate fair market value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year prior to the time the determination is being made; or

               (d) the adoption of a plan or proposal for the liquidation or dissolution of the Corporation; or

               (e) a reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction, whether or not involving a Related Person, which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any Subsidiary of the Corporation; or

               (f) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

          (iii) "Related Person" shall mean any person (other than the Corporation, a Subsidiary, or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a Subsidiary, or any trustee of a fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 31, 1986) of more than ten percent (10%) of the outstanding Voting Stock of the Corporation and any Affiliate or Associate of any such person.

          (iv) "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not affiliated with a Related Person and who was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Corporation.

          (v) "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

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

          (vi) "Independent Majority of Shareholders" means the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by a Related Person.

          (vii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on January 31, 1986.

          (viii) "Extraordinary Event" shall mean, as to any Business Combination and Related Person, any of the following events that are not approved by a majority of all Continuing Directors:

               (a) any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding preferred stock; or

               (b) any reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock); or

               (c) any failure to increase the annual rate of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the common stock; or

               (d) the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a shareholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with the Business Combination or otherwise.

          (ix) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in Subsection C(iii) of this Article 14, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (x) "Voting Stock" shall mean all outstanding shares of the common or preferred stock of the Corporation entitled to vote generally in the election of directors.

          (xi) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash" as used in Subsections B(iii)(a) and B(iii)(b) of this Article 14 shall include the shares of common stock and/or the shares of any other class or series of preferred stock retained by the holders of such shares.

     D. Certain Determinations. A majority of the Whole Board of Directors, including a majority of all Continuing Directors shall have the power to make all determinations with respect to this Article 14, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations shall be conclusive and binding.

     E. No Effect on Fiduciary Obligations of Related Persons. Nothing contained in this Article 14 shall be construed to relieve any Related Person from any fiduciary obligations imposed by law.

     ARTICLE 15.  ELECTION NOT TO BE GOVERNED BY SECTION 203.  Pursuant to
Section 203(b)(1) of the Act, the Corporation elects not to be governed by the
                                                     ---
terms of Section 203 of the Act, entitled "Business Combinations With Interested Stockholders."

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

     ARTICLE 16. AMENDMENT OF CERTIFICATE. For a period of three years from the effective date of Binghamton Savings Bank's conversion to the stock form of ownership, no amendment, addition, alteration, change, or repeal of this Certificate of Incorporation shall be made, unless such is first proposed by a majority of the Board of Directors of the Corporation, and thereafter approved by the shareholders by two-thirds of the total votes eligible to be cast at a legal meeting; provided, however, that any such amendment, addition, alteration, change or repeal that is recommended to shareholders by the favorable vote of 75% of the Board of Directors shall only require approval by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Thereafter, any amendment, addition, alteration, change or repeal of this Certificate of Incorporation shall require the approval by the shareholders by two-thirds of the total votes eligible to be cast at a legal meeting; provided, however, that any such amendment, addition, alteration, change, or repeal that is either proposed or ratified by a vote of 75% of the Board of Directors shall only require approval by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon shall be effective upon filing pursuant to the Act.

     ARTICLE 17. AMENDMENT OF BYLAWS. The Bylaws of the Corporation may be altered, amended or repealed by the affirmative vote of a majority of the votes cast by the Board of Directors, or by the affirmative vote of a majority of the votes cast by shareholders of the Corporation at a regular or special meeting of the shareholders.

     ARTICLE 18. INCORPORATOR. The name and mailing address of the sole incorporator of the Corporation is as follows:

     NAME                           ADDRESS
     ----                           -------

     William H. Rincker             58-68 Exchange Street
                                    Binghamton, New York 13902



     Executed in duplicate by the incorporator this 25th day of February, 1988.



                                    By: /s/ William H. Rincker
                                       -----------------------

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